                                                                     EXHIBIT 4.2

                           FORM OF DEFINITIVE SECURITY

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL AGENT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM SUCH REGISTRATION PROVIDED BY RULE 144A UNDER THE ACT (TOGETHER WITH ANY SUCCESSOR PROVISION AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "RULE 144A").

         [INCLUDE UNLESS, PURSUANT TO SECTION 6(g) OF THE FISCAL AGENCY AGREEMENT, THE ISSUER DETERMINES THAT THE LEGEND MAY BE REMOVED] -- THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK ("MONY") THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE ACT IN A TRANSACTION IN ACCORDANCE WITH RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME, "REGULATION S") UNDER THE ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (OR ANY SUCCESSOR PROVISION THERETO, AND AS MAY HEREAFTER BE AMENDED FROM TIME TO TIME) UNDER THE ACT (IF AVAILABLE) OR (IV) TO AN INSTITUTIONAL INVESTOR WHO IS AN "ACCREDITED INVESTOR," AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE ACT, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, AND (B) THAT THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF MONY THAT, IF THE HOLDER PROPOSES TO SELL OR TRANSFER THIS SECURITY TO ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED), THE HOLDER WILL COMPLY WITH THE RESTRICTIONS SET FORTH IN PARAGRAPH 9 HEREOF.

         ALL PAYMENTS OF PRINCIPAL AND INTEREST ON THIS SECURITY MAY ONLY BE MADE OUT OF MONY'S FREE AND DIVISIBLE SURPLUS AND WITH THE PRIOR APPROVAL OF THE SUPERINTENDENT OF

INSURANCE OF THE STATE OF NEW YORK (THE "SUPERINTENDENT"), IN ACCORDANCE WITH
SECTION 1307 OF THE NEW YORK INSURANCE LAW (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, "SECTION 1307"). THERE ARE NO GUIDELINES OR INTERPRETATIONS AS TO THE EXTENT OF THE SUPERINTENDENT'S DISCRETION UNDER SECTION 1307 IN DETERMINING WHETHER THE FINANCIAL CONDITION OF MONY WARRANTS THE MAKING OF SUCH PAYMENTS.

                  THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

                  Series A Surplus Note scheduled to mature on
                                December 30, 2012

No. R-____                                                                     $

Issue Date:

         THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a mutual life insurance company organized under the laws of the State of New York (herein called the "Issuer"), for value received, hereby promises to pay, subject to the approval of the Superintendent pursuant to Section 1307, to ______________________, or registered assigns, the principal sum of ______________ United States dollars ($_________) on December 30, 2012 (the "Final Scheduled Maturity Date"), and to pay interest thereon, subject to the approval of the Superintendent pursuant to
Section 1307, from December 30, 1997, or from the most recent Scheduled Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 30 and December 31 in each year, commencing June 30, 1998 (each a "Scheduled Interest Payment Date", which term shall also include any other dates on which the payment of interest herein may be due in accordance with paragraph 4(a) hereof), at the rate of 9-1/2% per annum, until the principal hereof is paid or duly provided for. Any reference herein to the term "Scheduled Maturity Date" or other date for the payment of principal of this Security shall include the Final Scheduled Maturity Date and the date upon which any state or federal agency obtains an order or grants approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer. As specified on the reverse hereof, all payments of principal of or interest on this Security may be made only out of the Issuer's free and divisible surplus and only with the prior approval of the Superintendent. The interest so payable, and punctually paid or duly provided for, on any Scheduled Interest Payment Date shall be paid, in accordance with the terms of the Fiscal Agency Agreement hereinafter referred to, to the person (the "registered holder") in whose name this Security (or one or more predecessor Securities) is registered at the close of business on June 15 or December 15 (whether or not a business day), as the case may be (each a "Regular Record Date"), next preceding such Scheduled Interest Payment Date. Interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date and shall be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of the Securities not less than 15 days prior to such special record date.

         Principal of this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of the Securities shall be made only against surrender of the Securities. Payments of interest on this Security may be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the Scheduled Interest Payment Date of such payment to the person entitled thereto at such person's address appearing on the aforementioned register. In the case of a registered holder of at least $1,000,000 (or any lesser amount at the discretion of the Issuer) aggregate principal amount of Securities, payments of principal or interest may be made by wire transfer to an account maintained by the payee with a bank if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the applicable Scheduled Interest Payment Date or Scheduled Maturity Date hereof, of such election and of the account to which payments are to be made. Unless such designation is revoked, any such designation made by such holder with respect to such securities shall remain in effect with respect to any future payments with respect to such Securities payable to such holder. The Issuer agrees that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the full principal of and interest remaining unpaid on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York and for the payment of the principal of and interest on the Securities as herein provided.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Security may be executed by the Issuer by manual or facsimile signatures, and such signatures may be executed on separate counterparts.

         Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

                                                      THE MUTUAL LIFE INSURANCE
                                                       COMPANY OF NEW YORK

                                                     By:________________________
                                                        Name:
                                                        Title:

                                                     By:________________________
                                                        Name:
                                                        Title:

         This is one of the Securities referred to in the within-mentioned Fiscal Agency Agreement.

                                                     CITIBANK, N.A.
                                                     as Fiscal Agent

                                                     By:________________________
                                                            Authorized Officer

                                 FORM OF REVERSE

         1. This Security is one of a duly authorized issue of Series A Surplus Notes scheduled to mature on December 30, 2012 of the Issuer (herein called the "Securities" or "Notes"), limited in aggregate principal amount to $115,000,000. The Issuer and CITIBANK, N.A. (as "Fiscal Agent") have entered into a Fiscal Agency Agreement, dated as of December 30, 1997 (such instrument, as it may be duly amended from time to time, is herein called the "Fiscal Agency Agreement"), which provides for the mechanism for issuing the Securities and, inter alia, sets forth certain duties of the Fiscal Agent in connection therewith. As used herein, the term "Fiscal Agent" includes any successor fiscal agent under the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York. Holders of Securities are referred to the Fiscal Agency Agreement for a statement of the terms thereof, including those relating to transfer, payment, exchanges and certain other matters. The Fiscal Agent or any Paying Agent shall also act as Transfer Agent and Securities registrar. Terms used herein which are defined in the Fiscal Agency Agreement but not otherwise defined herein shall have the meanings assigned to such terms in the Fiscal Agency Agreement.

         The Securities are direct and unsecured obligations of the Issuer and, subject to the payment restrictions contained in paragraphs 4 and 10 hereof (the "Payment Restrictions"), are scheduled to mature on December 30, 2012. Section 1307 provides that the Securities are not part of the legal liabilities of the Issuer and are not a basis of any set-off against the Issuer.

         2. The Securities are issuable only in fully registered form without coupons. Securities are issuable in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.

         3. The Issuer shall maintain, in the Borough of Manhattan, The City of New York, a Transfer Agent where Securities may be registered or surrendered for registration of transfer or exchange. The Issuer has initially appointed the Corporate Trust Office of the Fiscal Agent as its Transfer Agent in the Borough of Manhattan, The City of New York. The Issuer shall cause each Transfer Agent to act as a Securities registrar and shall cause to be kept at the office of each Transfer Agent a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and registration of transfers of Securities. The Issuer reserves the right to vary or terminate the appointment of any Transfer Agent or to appoint additional or other Transfer Agents or to approve any change in the office through which any Transfer Agent acts, provided that there shall at all times be a Transfer Agent in the Borough of Manhattan, The City of New York. The Issuer shall cause notice of any resignation, termination or appointment of the Fiscal Agent or any Paying Agent or Transfer Agent and of any change in the office through which any such Agent shall act to be provided to holders of Securities.

Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at any Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

         Subject to the restrictions set forth herein and in the Fiscal Agency Agreement, at the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and aggregate principal amount upon surrender of the Securities to be exchanged at the office of any Transfer Agent. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange shall be effected upon the Issuer being satisfied with the documents of title and identity of the person making the request and subject to the restrictions set forth in the immediately following paragraph and such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent.

         Securities may not be redeemed by the Issuer, in whole or in part, prior to the Final Scheduled Maturity Date.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum suf-ficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

         4. (a) Notwithstanding anything to the contrary set forth herein or in the Fiscal Agency Agreement, any payment of principal of, interest on or any monies owing with respect to this Security, whether at the Scheduled Interest Payment Date or Scheduled Maturity Date specified herein or otherwise, may be made only (i) out of the free and divisible surplus of the Issuer which the Superintendent determines to be available for such payments under Section 1307 and (ii) with the prior approval of the Superintendent whenever, in his judgment, the financial condition of the Issuer warrants such payment, in accordance with Section 1307. If the Superintendent does not approve the making of any payment of principal of or interest on this Security on the Scheduled Interest Payment Date or Scheduled Maturity Date thereof, as specified herein, the Scheduled Interest Payment Date or Scheduled Maturity Date, as the case may be, shall be extended and such payment shall be made by the Issuer on the next following Business Day on which the Issuer shall have the approval of the Superintendent to make such payment. Interest will continue to accrue on any such unpaid principal through the actual date of payment at the rate of interest stated on the face hereof. Interest will not accrue on interest with respect to which the Scheduled Interest Payment Date has been extended, during the period of such extension. If the Superintendent approves a payment of principal of or interest on the Securities in an amount that is less than the full amount of principal of and interest on the Securities then scheduled to be paid in respect of the Securities, payment of such partial amount shall be made pro rata among Security holders as their interests may appear.

         (b) Any payment of principal of or interest on any Security as to which the approval of the Superintendent has been obtained and which is not punctually paid or duly provided for on the Scheduled Interest Payment Date or Scheduled Maturity Date thereof, as set forth herein (such payment being referred to as an "Unpaid Amount"), will forthwith cease to be payable to the registered owner of this Security on the relevant record date designated herein, and such Unpaid Amount will instead be payable to the registered owner of this Security on a subsequent special record date. The Issuer shall fix the special record date and payment date for the payment of any Unpaid Amount. At least 15 days before the special record date, the Issuer shall mail to each holder of the Securities and the Fiscal Agent a notice that states the special record date, payment date and amount of interest or principal to be paid. On the payment date set forth in such notice, the Paying Agent shall pay the amount of interest or principal to be so paid to each holder of the Securities in the manner set forth in Section 4(a) of the Fiscal Agency Agreement.

         5. (a) For so long as the Fiscal Agent is acting as a Paying Agent hereunder, the Issuer shall provide, subject to the Payment Restrictions, to the Fiscal Agent in immediately available funds on or prior to 10:00 a.m., New York time, of each date on which a payment of principal of or any interest on this Security is payable, as set forth herein, such amounts as are necessary (with any amounts then held by the Fiscal Agent and available for the purpose) to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on this Security as set forth herein and in the Fiscal Agency Agreement. Payments of principal of or any interest on the Securities may be made, in the case of a registered holder of at least $1,000,000 (or any lesser amount at the discretion of the Issuer) principal amount of Securities, by wire transfer to an account maintained by the payee with a bank if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of such election and of the account to which payments are to be made. Unless such designation is revoked, any such designation made by such holder with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such holder. The Issuer shall pay any reasonable administrative costs in connection with making any such payments. The Fiscal Agent shall arrange directly with any other Paying Agent who may have been appointed by the Issuer pursuant to the provisions of
Section 2 of the Fiscal Agency Agreement for the payment from funds so paid by the Issuer of the principal of and any interest on this Security. Any monies held in respect of this Security remaining unclaimed at the end of two years after such principal and such interest shall have become payable in accordance with the Payment Restrictions (whether at the Scheduled Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer upon written request and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Security, subject to the Payment Restrictions.

         (b) In any case where the Scheduled Interest Payment Date or Scheduled Maturity Date of any Security shall be at any place of payment a day on which banking institutions are not carrying out transactions in U.S. dollars or are authorized or obligated by law or executive order to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions in the applicable jurisdiction are generally authorized or obligated by law or executive order to close (a "Business Day"), with the same force and effect as if made on the Scheduled Interest Payment Date or Scheduled Maturity Date thereof, and no interest shall accrue for the period after such date.

         6. The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States of America or any governmental entity or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the initial issuance of this Security. Except as otherwise specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or any political subdivision or taxing authority thereof or therein.

         7. For so long as any of the Securities remain Outstanding or any amount remains unpaid on any of the Securities,

         (a) Except with respect to transactions covered by Paragraph 8 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchise; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the Issuer has used its best efforts to not disadvantage in any material respect the holders of the Securities, or that not preserving such right or franchise is in the best interest of the policyholders of the Issuer having considered the interests of the holders of the Securities.

         (b) The Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), if such action would cause the Issuer to be in violation of the Investment Company Act at any time prior to payment in full of the Securities.

         (c) The Issuer shall use its best efforts to obtain the approval of the Superintendent in accordance with Section 1307 for the payment by the Issuer of interest on and principal of the Securities on the Scheduled Interest Payment Dates or Scheduled Maturity Dates thereof, and, in the event any such approval has not been obtained for any such payment at or prior to the Scheduled Interest Payment Date or Scheduled Maturity Date thereof, as the case may be, to continue to use its best efforts to obtain such approval promptly thereafter. Not less than 45 days prior to the Scheduled Interest Payment Date or Scheduled Maturity Date thereof (excluding any such Scheduled Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer), the Issuer will seek the approval of the Superintendent to make each payment of interest on and principal of the Securities. In addition, the Issuer shall notify or cause to be notified each holder and the Fiscal Agent no later than 5 Business Days (as defined herein) prior to the Scheduled Interest Payment Date for interest on or the Scheduled Maturity Date for principal of any Security (excluding any such Scheduled Maturity Date which arises as a result of the obtaining of an order or the granting of approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer) in the event that the Superintendent has not then approved the making of any such payment on such Scheduled Interest Payment Date or such Scheduled Maturity Date, and thereafter shall promptly notify each holder and the Fiscal Agent in the event that the Issuer shall have failed to make any such payment on any such Scheduled Interest Payment Date or such Scheduled Maturity Date. Without limiting the Issuer's obligations set forth in this paragraph, it is understood that, to the extent authorized by the Issuer's Board of Directors, the Issuer may continue to declare policyowner dividends and to make dividend payments on its participating policies even though payments on the Securities may not have been approved by the Superintendent, regardless of the effect any such declaration or payment may have on the Superintendent's decision regarding payment of interest on or principal of the Securities.

         8. For so long as any of the Securities remain Outstanding or any amounts remain unpaid on any of the Securities, the Issuer may convert itself from a mutual life insurance company into a stock life insurance company (such conversion, a "demutualization"), merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (A) in the case of a merger or consolidation, the Issuer is the surviving corporation or (B) in the case of a merger or consolidation where the Issuer is not the surviving corporation and in the case of any such sale, conveyance, transfer or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States or a State thereof and such corporation expressly assumes by supplemental fiscal agency agreement all the obligations of the Issuer under the Securities and the Fiscal Agency Agreement, (ii) at the time of any such demutualization, merger or consolidation, or such sale, conveyance, transfer or other disposition, the Issuer shall not have failed to make payment of interest on or principal of the Securities after having received the Superintendent's prior approval to make such payment and (iii) the Issuer has delivered to the Fiscal Agent an Officer's Certificate stating that such demutualization, merger, consolidation, sale, conveyance, transfer or other disposition complies with this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor corporation of the obligations of the Issuer as provided in clause
(i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for the Issuer hereunder and under the Fiscal Agency Agreement and all such obligations of the Issuer shall terminate.

         9. No employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as to which the Issuer is a party in interest or a disqualified person (each a "Plan"), and no Person acting on behalf of a Plan, may acquire this Security, unless the acquisition of the Security is exempt under one or more of Prohibited Transaction exemptions 84-14, 90-1, 91-38 or 96-23 (or any amendment thereof) or another applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of this Security shall constitute a representation by such Person to the Issuer and the Fiscal Agent that such Person either (i) is not a Plan or (ii) is a Plan, and may acquire this Security under an applicable exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The restrictions on purchases of the Securities set forth in this Paragraph 9 are in addition to those otherwise set forth in Section 6 of the Fiscal Agency Agreement and under applicable law.

         10. (a) The Issuer agrees, and each Security holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this

Section, to the prior payment in full of all Indebtedness, Policy Claims and Other Creditor Claims (each as hereinafter defined), in accordance with Section 7435 of the New York Insurance Law (together with any successor provision, and as may be hereafter amended from time to time, "Section 7435").

         (b) Upon any distribution to creditors of the Issuer in any rehabilitation, liquidation, conservation, dissolution or reorganization proceeding relating to the Issuer or its property, the priority of claims of Security holders shall be determined in accordance with Section 7435. In a proceeding commenced under Article 74 of the New York Insurance Law, claims for principal of or interest on the Securities constitute Class 7 claims under
Section 7435, as currently in effect. If the Superintendent approves a payment of principal of or interest on the Securities in an amount that is less than the full amount of principal of and interest on the Securities then scheduled to be paid in respect of the Securities, payment of such partial amount shall be made pro rata among Security holders as their interests may appear.

         (c) If a distribution is made to Security holders that, because of this Section, should not have been made to them, the Security holders who receive the distribution shall hold it in trust for holders of Policy Claims, Indebtedness and Other Creditor Claims and pay it over to them as their interests may appear.

         (d) The Issuer shall promptly notify the Fiscal Agent and the Paying Agent of any facts known to the Issuer that would cause a payment of principal of or interest on the Securities to violate this Section.

         (e) This Section defines the relative rights of Security holders, on the one hand, and holders of any other claims, in accordance with Section 7435, on the other hand. Nothing in this Security or the Fiscal Agency Agreement shall
(i) impair, as between the Issuer and Security holders, the obligation of the Issuer which is, subject to the Payment Restrictions, absolute and unconditional to pay principal of and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Security holders and creditors of the Issuer, other than holders of Policy Claims, Indebtedness or Other Creditor Claims; or (iii) prevent the Fiscal Agent or any Security holder from exercising any available remedies upon a breach by the Issuer of its obligations hereunder, subject to the rights of holders of Policy Claims, Indebtedness or Other Creditor Claims to receive distributions otherwise payable to Security holders.

         (f) No right of any holder of Policy Claims, Indebtedness or Other Creditor Claims to enforce the subor-dination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with the terms of this Fiscal Agency Agreement.

         (g) Each holder of Securities, by acceptance thereof, authorizes and directs the Fiscal Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section and appoints the Fiscal Agent its attorney-in-fact for any and all such purposes.

         As used herein, "Indebtedness" of the Issuer shall mean (i) all existing or future indebtedness of the Issuer for borrowed money, (ii) all existing or future indebtedness for borrowed money of other persons, the payment of which is guaranteed by the Issuer, (iii) all existing or future obligations of the Issuer under any agreement obligating the Issuer to cause another person to maintain a minimum level of net worth, or otherwise to ensure the solvency of such person and (iv) any expense or any claim or amount, to the extent that payment of principal of and interest on the Securities is required by law to be subordinated to the prior payment thereof. Any obligation of the Issuer which by its express terms is subordinated in right of payment to, or ranks equally with, the Securities, or any indebtedness or other obligation of any separate account of the Issuer, shall not constitute Indebtedness. However, under current law the Issuer cannot incur any indebtedness which by its terms is subordinate to the Securities. In addition, any other surplus notes or similar obligations of the Issuer (including the Issuer's 11-1/4% Surplus Notes scheduled to mature on August 15, 2024) shall not constitute Indebtedness and will rank pari passu with the Securities.

         As used herein, "Policy Claims" shall mean all existing or future claims of policyholders or beneficiaries, as the case may be, under any and all existing or future policies, endorsements, riders and other contracts of insurance, annuity contracts (including, without limitation, guaranteed investment contracts) and funding agreements issued, assumed or renewed by the Issuer on or prior to the date hereof or hereafter created, all claims arising under separate account agreements to the extent such claims are not fully discharged by the assets held by the Issuer in the applicable separate accounts and all claims of The Life Insurance Company Guaranty Corporation of New York or any other guaranty corporation or association of New York or any other jurisdiction, other than claims described in clause (i) of the definition of "Other Creditor Claims" below and claims for interest.

         As used herein, "Other Creditor Claims" shall mean all other claims which, pursuant to Section 7435, have priority over claims with respect to the Securities. Under Section 7435 as currently in effect, such other claims include (i) claims with respect to the actual and necessary costs and expenses of administration incurred by a liquidator, conservator, rehabilitator or ancillary rehabilitator under Section 7435; (ii) claims with respect to the actual and necessary costs and expenses of administration incurred by The Life Insurance Guaranty Corporation or The Life Insurance Company Guaranty Corporation of New York; (iii) claims of The Life Insurance Company Guaranty Corporation for certain funds loaned to the Superintendent under Section 7713(d) of the New York Insurance Law; (iv) debts up to $1,200 due to employees for services performed within one year of the commencement of rehabilitation, liquidation, conservation, dissolution or reorganization proceedings; (v) claims for payment for goods furnished or services rendered in the ordinary course of business within 90 days of the declaration of the impairment or insolvency of the Issuer; (vi) claims of the federal or any state or local government (except in the case of claims for a penalty or forfeiture which are included only to the extent of pecuniary loss and reasonable costs occasioned by the act giving rise to the forfeiture or penalty); and (vii) claims of general creditors and all other claims having priority under Section 7435.

         11. For so long as any of the Securities remain Outstanding or any amount remains unpaid on any of the Securities, the Issuer shall, in accordance with Rule 144A, comply with the terms of the agreements set forth in Section 7 of the Fiscal Agency Agreement. The provisions of Sections 7 and 8 of the Fiscal Agency Agreement are hereby incorporated mutatis mutandis herein.

         12. In case this Security shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and upon the Issuer's request the Fiscal Agent shall authenticate and deliver a new Security, having a number not contemporaneously outstanding, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on this Security, in exchange and substitution for this Security (upon surrender and cancellation thereof) or in lieu of and substitution for this Security. In the case where this Security is destroyed, lost or stolen, the applicant for a substituted Security shall furnish to the Issuer such security or indemnity as may be required by the Issuer to save it and the Fiscal Agent harmless, and, in every case of destruction, loss or theft of this Security, the applicant shall also furnish to the Issuer satisfactory evidence of the destruction, loss or theft of this Security and of the ownership thereof; provided, however, that if the registered holder hereof is, in the judgment of the Issuer, an institution of recognized responsibility, such holder's written agreement of indemnity shall be deemed to be satisfactory for the issuance of a new Security in lieu of and substitution for this Security. The Fiscal Agent shall authenticate any such substituted Security and deliver the same only upon written request or authorization of the Issuer. Upon the issuance of any substituted Security, the Issuer may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith. In case this Security has matured or is about to mature and shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, subject to the Payment Restrictions, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except if this Security is mutilated or defaced) upon compliance by the registered holder with the provisions of this Paragraph 12 as hereinabove set forth.

         13. Section 10 of the Fiscal Agency Agreement, which Section is hereby incorporated mutatis mutandis by reference herein, provides that, with certain exceptions as therein provided and with the consent of the holders of a majority of the principal amount of the Outstanding Securities present at a meeting duly called pursuant thereto or by written consent of such percentage of the principal amount of all Outstanding Securities, the Issuer and the Fiscal Agent may, with the prior approval of the Superintendent, modify, amend or supplement the Fiscal Agency Agreement (with respect to the Securities only and not any other Securities that may be issued under the Fiscal Agency Agreement) or the terms of the Securities or may give consents or waivers or take other actions with respect thereto. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the holder of this Security and on all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation thereof is made upon this Security. The Fiscal Agency Agreement and the terms of the Securities may, with the prior approval of the Superintendent, be modified or amended by the Issuer and the Fiscal Agent, without the consent of any holders of Securities, for the purpose of (a) adding to the covenants of the Issuer for the benefit of the holders of Securities, or
(b) surrendering any right or power conferred upon the Issuer, or (c) securing the Securities pursuant to the requirements hereof, thereof or otherwise, or (d) evidencing the succession of another corporation to the Issuer and the assumption by such successor of the covenants and obligations of the Issuer herein and in the Fiscal Agency Agreement as permitted by the Securities and the Fiscal Agency Agreement, or (e) modifying the restrictions on, and procedures for, resale and other transfers of the Securities to the extent required or permitted by any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally, or (f) accommodating the issuance, if any, of Securities in book-entry or certificated form and matters related thereto which do not adversely affect the interest of any Security holder in any material respect, or (g) curing any ambiguity or correcting or supplementing any defective provision contained herein or in the Fiscal Agency Agreement in a manner which does not adversely affect the interest of any Security holder in any material respect, or (h) effecting any amendment which the Issuer and the Fiscal Agent may determine is necessary or desirable and which shall not adversely affect the interest of any Security holder, to all of which each holder of any Security, by acceptance thereof, consents.

         14. Holders of Securities may enforce the Fiscal Agency Agreement or the Securities only in the manner set forth below.

         (a) In the event that any state or federal agency shall obtain an order or grant approval for the rehabilitation, liquidation, conservation or dissolution of the Issuer, the Securities will upon the obtaining of such an order or the granting of such approval immediately mature in full (subject to the provisions of the next sentence) without any action on the part of the Fiscal Agent or any holder of the Securities, with payment thereon being subject to the Payment Restrictions, and any restrictions imposed as a consequence of, or pursuant to, such proceedings. Notwithstanding any other provision of this Security or the Fiscal Agency Agreement, in no event shall the Fiscal Agent or any holder of the Securities be entitled to declare the Securities to immediately mature or otherwise be immediately payable.

         (b) In the event that the Superintendent approves in whole or in part a payment of any interest on or principal of any Securities and the Issuer fails to pay the full amount of such approved payment on the date such amount is scheduled to be paid, such approved amount will be immediately payable on such date without any action on the part of the Fiscal Agent or any holder of Securities. In the event that the Issuer fails to perform any of its other obligations hereunder or under the Fiscal Agency Agreement, each holder of the Securities may pursue any available remedy to enforce the performance of any provision of such Securities or the Fiscal Agency Agreement; provided, however, that such remedy shall in no event include the right to declare the Securities immediately payable, and shall in no circumstances be inconsistent with the provisions of Section 1307. A delay or omission by any Security holder in exercising any right or remedy accruing as a result of the Issuer's failure to perform its obligations hereunder or under the Fiscal

Agency Agreement and the continuation thereof shall not impair such right or remedy or constitute a waiver of or acquiescence in such non-performance by the Issuer. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

         (c) Notwithstanding any other provision of this Security or the Fiscal Agency Agreement, the right of any holder of Securities to receive payment of the principal of and interest on such holder's Securities on or after the respective Scheduled Interest Payment Dates or Scheduled Maturity Date expressed in such Securities, or to bring suit for the enforcement of any such payment on or after such respective Scheduled Interest Payment Dates or Scheduled Maturity Date, in each case subject to such payment on such dates having received the approval of the Superintendent pursuant to the Payment Restrictions, including the approval of the Superintendent pursuant to Section 1307, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

         15. No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, subject to the Payment Restrictions, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.